SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

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        (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Materials Pursuant to ss. 240.14a-12


                            Valpey-Fisher Corporation
                            -------------------------
                 Name of Registrant as Specified in its Charter

         Name of Person Filing Proxy Statement if other than Registrant

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[X] No fee required.

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

                            VALPEY-FISHER CORPORATION
                            (A Maryland corporation)


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TIME                    10:00 A.M. on  Thursday, May 10, 2007


PLACE                   VALPEY-FISHER CORPORATION
                        75 South Street
                        Hopkinton, Massachusetts 01748


ITEMS OF BUSINESS       (1)       Election of seven (7) directors; and
                        (2)       Consideration of such other business as may
                                  properly come before the meeting.

RECORD DATE You are entitled to vote if you were a stockholder at the close of business on Wednesday, March 28, 2007.


VOTING BY PROXY         Please fill in, sign and mail the enclosed proxy as soon
                        as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers beginning on page 1 of the proxy statement and the instructions on the proxy card.

                                By Order of the Board of Directors


                                John J. McArdle III
                                Secretary


This notice of meeting and proxy statement and accompanying proxy card are being distributed on or about April 6, 2007

                            VALPEY-FISHER CORPORATION
                                 75 South Street
                         Hopkinton, Massachusetts 01748

                            ------------------------

                                 PROXY STATEMENT

                           --------------------------

                         Annual Meeting of Stockholders

                                  May 10, 2007

     This proxy statement contains information related to the Annual Meeting of Stockholders of Valpey-Fisher Corporation (the "Company"), to be held on May 10, 2007, beginning at 10:00 a.m., at the offices of the Company, 75 South Street, Hopkinton, Massachusetts 01748, and at any postponements or adjournments of the meeting. The enclosed proxy is solicited by the Board of Directors.

                                ABOUT THE MEETING

What is the purpose of the annual meeting?

     At the Company's annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of seven directors. In addition, the Company's management will report on the performance of the Company during 2006 and respond to questions from stockholders.

What information is contained in these materials?

     The information included in this proxy statement relates to the matters to be voted on at the meeting, the voting process, the compensation of directors and the Company's most highly paid officers, and certain other required information. The Company's 2006 Annual Report which contains the Company's 2006 Consolidated Financial Statements accompanies this proxy statement.

Who is entitled to vote at the meeting?

     Only stockholders of record at the close of business on the record date, March 28, 2007, are entitled to receive notice of the annual meeting and to vote the shares of Common Stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of Common Stock of the Company?

     Each outstanding share of Common Stock will be entitled to one vote on each matter to be voted upon at the meeting.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of March 28, 2007, 4,256,503 shares of Common Stock of the Company were outstanding.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote FOR election of the nominated slate of directors (see pages 5-6).

     Other than the election of directors as described in this proxy statement, the Company does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of the nominees named in this proxy statement is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

What vote is required to approve each item?

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to certain matters. Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted on that matter and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                            COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth in the table below is information concerning the ownership as of March 28, 2007 of the Common Stock of the Company by persons who, to the knowledge of the Board of Directors, own more than 5% of the outstanding shares of Common Stock of the Company. The table also shows information concerning beneficial ownership by all other directors, by each nominee for director, by each of the executive officers of the Company and by all directors and executive officers as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares beneficially owned.

 Name and Address                  Amount
of Beneficial Owner             Beneficially Owned           Percentage of Class
-------------------             ------------------           -------------------

Michael J. Ferrantino              293,354(1)                       6.6%
75 South Street
Hopkinton, MA  01748

John J. McArdle III                342,043(2)(3)                    8.0%
P.O. Box 4100
Portsmouth, NH  03802

Mary R. and                        311,100                          7.3%
 Emile Vaccari
508 40th Street
Union City, NJ  07087

Robert W. Valpey                   290,254(2)(4)                    6.8%
Route 25
P.O. Box 249
Center Harbor, NH 03226

Ted Valpey, Jr.                    1,041,552((5))                  24.5%
P.O. Box 4100
Portsmouth, NH  03802

Other Directors, Nominees and Executive Officers

Richard W. Anderson                     132,000((6))               3.1%
Eli Fleisher                            153,000((7))               3.6%
Lawrence Holsborg                       160,400((8))               3.8%
Mario Alosco                              3,000((8))          less than 1.0%
Michael J. Kroll                         73,654((9))               1.7%
Michael J. Ferrantino, Jr.               30,200((10))         less than 1.0%
Walt Oliwa                               10,000(1(1))         less than 1.0%
Directors and Executive
 Officers as a Group
 (consisting of 10                    2,239,203(1-1(2))           49.6%
  individuals)
------------------------------

     (1) Includes 100,000 shares issued under a restricted stock agreement. The restrictions on the shares expire at the rate of 20% per year commencing on October 23, 2003. Includes 166,154 shares issuable upon exercise of currently exercisable stock options.

     (2) Includes 150,000 shares, as to which each of Mr. Robert Valpey and Mr. McArdle disclaims beneficial ownership, held by a trust of which each is one of four trustees.

     (3) Includes 53,625 shares owned by Mr. McArdle's wife as to which he disclaims beneficial ownership. Includes 3,000 shares issuable upon exercise of currently exercisable stock options.

     (4)  Includes 1,500 shares jointly owned by Mr. Robert Valpey's wife.

     (5) All such shares are held in the Theodore S. Valpey Revocable Trust. Of such shares, 520,000 shares are pledged to a bank to secure indebtedness of Mr. Valpey to such bank and 75,600 shares are held in a margin account.

     (6) Includes 127,500 shares of Common Stock held by Massachusetts Capital Resource Company ("MCRC") as to which Mr. Anderson disclaims beneficial ownership. By virtue of his position as Senior Vice President of MCRC, Mr. Anderson has shared power to vote the shares of the Company owned by MCRC. Includes 4,500 shares issuable upon exercise of currently exercisable stock options.

     (7) Includes 2,250 shares owned by Mr. Fleisher's wife as to which he disclaims beneficial ownership. Includes 3,000 shares issuable upon exercise of currently exercisable stock options.

     (8) Includes 3,000 shares issuable upon exercise of currently exercisable stock options.

     (9) Includes 20,050 shares jointly owned by Mr. Kroll's wife and 38,000 shares issuable upon exercise of currently exercisable stock options.

     (10) Includes 16,000 shares issuable upon exercise of currently exercisable stock options.

     (11) Includes 10,000 shares issuable upon exercise of currently exercisable stock options.

     (12) Includes 246,654 shares issuable upon exercise of currently exercisable stock options.

                            1. ELECTION OF DIRECTORS
                            ------------------------
Nominees

     Seven directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting and until his successor is elected and qualified. Each of the nominees set forth below was elected a director at the last Annual Meeting of Stockholders and has served continuously since the year he was first elected.

     The following table sets forth certain information furnished to the Company regarding the persons who are nominees for election as directors of the Company:

                                                                      Year First
                         Principal Occupation                          Elected
Name of Nominee          for Past Five Years                           Director    Age
------------------------------------------------------------------------------------------
Mario Alosco             From September 2005, Partner,                  2004       53
                         Mainstay Partners (executive
                         search consultants).
                         From January 2002 to
                         August 2005, President/Founder
                         of Mosaic Management
                         Solutions (executive search
                         consultants).

Richard W. Anderson      Senior Vice President of Massachusetts         2000       59
                          Capital Resource Company (a private
                          investment company) from prior to 2002.

Eli Fleisher             Investor since prior to 2002.                  1977       79

Michael J. Ferrantino    President and Chief Executive Officer of the   2002       64
                          Company since September 30, 2002. From
                          January 2002 until September 2002, President
                          of the Micro Networks Division (manufacturer
                          of high performance frequency and filter
                          components and subsystems) of Integrated
                          Circuit Systems, Inc.

Lawrence Holsborg        Investor since prior to 2002.                  1986       73

John J. McArdle III      Private Investor since prior to 2002;          1992       57
                          Secretary of the Company since prior to
                          2002.

Ted Valpey, Jr.          Investor; Chairman of the Company since prior  1980       74
                          to 2002; Chief Executive Officer and
                          President of the Company from prior to 2002
                          to September 30, 2002.


Other Directorships

         Except as set forth below none of the directors or nominees is a director of any company (other than the Company) which is subject to the reporting requirements of the Securities Exchange Act of 1934 or which is a registered investment company under the Investment Company Act of 1940.

        Name                           Director of
        ----                           -----------
        Richard W. Anderson            Providence and Worcester Railroad Company


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of the Company's securities. The Company believes that, during 2006, its directors, executive officers and 10% shareowners complied with all Section 16(a) filing requirements, except Mr. Ferrantino, Jr. and Mr. Oliwa, who each filed late Form 3's and Mr. Ferrantino, Jr. who filed one late Form 4 reporting two exercises of stock options. In making this statement, the Company has relied upon examination of the copies of Forms 3, 4 and 5 provided to the Company and the written representations of its directors, executive officers and certain stockholders.

                              CORPORATE GOVERNANCE

Independence of Directors

     The Board currently consists, and after the upcoming annual meeting assuming all of the nominees are elected will consist, of seven directors, four of whom the Board has affirmatively determined have no relationship with the

Company or its subsidiaries which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent, as defined in the applicable American Stock Exchange ("AMEX") Listing Standards. The four independent directors are Mario Alosco, Richard W. Anderson, Eli Fleisher, and Lawrence Holsborg.

Board Structure and Committee Composition

     The Board maintains four standing committees: the Audit, Compensation, Executive and Nominating Committees. The Audit, Nominating and Compensation Committees are composed entirely of independent directors as defined in the AMEX Listing Standards. Members of the Audit Committee each meet the enhanced independence standards for audit committee members. The charters for each of the Audit, Compensation and Nominating Committees are available on Valpey-Fisher's website, www.valpeyfisher.com (under the "Corporate Governance" caption).

     During fiscal 2006, the Board held five meetings. Each incumbent director attended at least 75% of all Board meetings and meetings of committees of which such director was a member. Directors are expected to attend the Company's annual meeting of stockholders. All incumbent directors, except for Ted Valpey, Jr., attended the last annual meeting of stockholders in May 2006.

Audit Committee

     The Audit Committee has been established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934 as amended. The Audit Committee is responsible for retaining, evaluating and, if appropriate, terminating the Company's independent auditors. The Audit Committee assists the Board in oversight of (1) the integrity of the Company's financial statements, (2) the Company's independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. In addition, the Committee renders its report for inclusion in the Company's annual proxy statement.

     The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee held three meetings in fiscal year 2006. The current members of the Audit Committee are Richard W. Anderson, Lawrence Holsborg and Eli Fleisher. The Board has determined that Richard W. Anderson, an independent director, is an audit committee financial expert.

     The report of the Audit Committee is included in this proxy statement on page 11.

Executive Committee

     The Executive Committee has all authority of the Board of Directors except that which by law cannot be delegated by the Board of Directors. The Executive Committee consists of Richard W. Anderson, Michael J. Ferrantino, John J. McArdle III and Ted Valpey, Jr. During fiscal 2006 the Executive Committee did not meet.

Nominating Committee

     The Nominating Committee reviews and makes recommendations to the Board regarding potential candidates for nomination as director. It assists the Board in fulfilling its responsibilities by identifying individuals qualified to become directors and selecting, or recommending that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the stockholders, and advising the Board and the committees of the Board regarding their membership.

     The Nominating Committee held one meeting in fiscal year 2006. The current members of the Nominating Committee are Mario Alosco, Richard W. Anderson and Lawrence Holsborg.

Compensation Committee

     The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company's Chief Executive Officer and other executives. The Committee also renders its report for inclusion in the Company's annual proxy statement. In addition, the Committee reviews and recommends to the Board of Directors the Company's Key Employee Incentive Plan and reviews and recommends to the Board of Directors option grants pursuant to the Company's Stock Option Plans.

     The Compensation Committee held two meetings in fiscal year 2006. The current members of the Compensation Committee are Mario Alosco, Eli Fleisher and Lawrence Holsborg.

     The Chair of the Committee reports to the Board significant matters dealt with by the Committee. The minutes of meetings of the Compensation Committee are provided to all Directors.

     In undertaking its responsibilities, at least annually, the Committee receives from the CEO recommendations for salary, non-equity incentive awards under the plan in effect for the year, and stock option awards for named executive officers ("NEOs") and other key employees. After considering and discussing the recommendations with the CEO, the Committee meets in executive session to consider each element of compensation. The Committee also reviews each element of the CEO's compensation based on various factors including the recommendation of the Chairman, and the CEO's performance, achievement of personal objectives and operating targets. The Committee then recommends to the Board for its final approval, including the approval of at least a majority of the independent directors, each element of compensation for the CEO and other NEOs.

     The report of the Compensation Committee is included in this proxy statement on page 17.

Compensation Committee Interlocks and Insider Participation

     Mr. Holsborg was President of Matec Fiberoptics Inc., a subsidiary of the Company, prior to 1989.

Policy With Respect to Related Person Transactions

     It is our policy, set forth in writing, not to permit any transaction in which the Company is a party and in which executive officers or directors, their immediate family members, or 5% shareholders have or will have a direct or indirect interest, other than

     1.   transactions available to all employees;

     2. transactions involving compensation or business expense reimbursement approved by the Compensation Committee or by disinterested members of the Board of Directors; or

     3. transactions involving less than $5,000 when aggregated with all similar transactions.

     Any issues as to the application of this policy shall be resolved by the Audit Committee of the Board of Directors. A copy of our Statement of Policy with Respect to Related Person Transactions is available at our website, www.valpeyfisher.com (under the "Corporate Governance" caption).

Nomination of Directors

     The Nominating Committee of the Company considers candidates for director proposed by directors, the Chief Executive Officer and stockholders. Potential candidates are screened and interviewed by the Nominating Committee. All members of the Board may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for directors' nomination, including candidates submitted by stockholders.

     The Company's general criteria for the nomination of director candidates include the following:

     * the candidates' personal and professional ethics, integrity and values,
     *    mature judgment,
     *    management, accounting, finance, industry and technical knowledge,
     * demonstrated skills in his/her area of present or past professional or business responsibility,
     *    an ability to work effectively with others,
     *    sufficient time to devote to the affairs of the Company,
     *    freedom from conflicts of interest.
     *    Stockholder Nominees

     The Nominating Committee will consider director candidates recommended by stockholders. Any candidate proposed by stockholders for consideration by the Nominating Committee should include the candidate's name and qualifications for Board membership and should be addressed to:

        Chair
        Nominating Committee
        c/o Secretary
        Valpey-Fisher Corporation
        75 South Street
        Hopkinton MA 01748

Communications with the Board

     You can contact the Board or any director by writing to the Board or any director addressed to the Board or such director:

        c/o Secretary
        Valpey-Fisher Corporation
        75 South Street
        Hopkinton MA 01748

     The Secretary will promptly forward any communication unaltered to the Board or the director.

Director Compensation

     The total 2006 compensation of non-employee Directors is shown in the following table.

                                   Fees Earned or Paid in
              Name                      Cash ($) (1)           Option Awards ($) (3)(4)        Total ($)
              ----                 ----------------------      ------------------------        ---------
Mario Alosco                        $           7,350               $     2,226                $   9,576
Richard W. Anderson                 $          10,250               $     3,329                $  13,579
Eli Fleisher                        $           8,400               $     2,226                $  10,626
Lawrence Holsborg                   $           8,400               $     2,226                $  10,626
John J. McArdle III (2)             $          14,250               $     2,226                $  16,476

--------------------
(1) Each outside director is paid an annual director's fee of $2,500 plus $750 for each meeting of the Board of Directors attended. Each outside director who is a member of a Committee is paid $750 for each Committee meeting attended and not held on the same day as a meeting of the Board of Directors. For Committee meetings held on the same day as meetings of the Board of Directors, each outside director is paid for attendance at the rate of $350 per Committee meeting.
(2)      Mr. McArdle receives $5,000 for acting as Secretary of the Company.
(3) Amounts reflect the share-based compensation expense recognized by the Company in the year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards No. 123R. Assumptions used in the calculation of these amounts are included in footnote 9 to the Notes to Consolidated Financial Statements contained in the Company's Form 10-K for the year ended December 31, 2006.
(4) At December 31, 2006, each of Messrs. Alosco, Fleisher, Holsborg and McArdle held outstanding options to purchase 6,000 shares of Common Stock of the Company and Mr. Anderson held options to purchase 9,000 shares of Common Stock of the Company.

Audit Committee Report

     The Audit Committee has reviewed the Company's audited consolidated financial statements for the year ended December 31, 2006 and discussed such statements with management and the Company's independent auditors, Grant Thornton LLP. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.

     The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee received from Grant Thornton LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence.

     Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

                  Submitted by the Audit Committee:

                  Richard W. Anderson, Chairman
                  Lawrence Holsborg
                  Eli Fleisher

                  March 29, 2007

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The following table shows the fees paid or accrued by the Company for the audit and other services provided by Grant Thornton LLP for fiscal 2006 and 2005.

                                                2006                    2005
                                                ----                    ----
                Audit Fees (1)              $139,000                $125,000
                Audit Related Fees                 0                       0
                Tax Fees (2)                  $5,500                  $4,675
                All Other Fees                     0                       0

--------------------
(1) Audit Fees represent fees for professional services provided in connection with the audit of the Company's financial statements and for the review of the Company's financial statements included in the Company's 2006 and 2005 Quarterly Reports on Form 10-Q.

(2) Tax fees billed to the Company by Grant Thornton LLP in each of 2006 and 2005 were for professional services reviewing tax returns and providing tax advice.

     The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of the independent auditors when the entire Committee is unable to do so. The Chairman must report such pre-approvals to the entire Audit Committee at the next committee meeting. In 2006, all audit related fees and tax fees were approved by the Audit Committee.

                        EXECUTIVE OFFICERS OF THE COMPANY

The names, ages and offices of the executive officers of the Company are as follows:

Name                                 Age       Office
----                                 ---       ------
Ted Valpey, Jr.                       74      Chairman
Michael J. Ferrantino                 64      President and Chief Executive Officer
Michael J. Kroll                      58      Vice President, Treasurer and Chief Financial Officer
Michael J. Ferrantino, Jr.            35      Vice President, Control Components Group
Walt Oliwa                            57      Vice President of Research and Development

     The term of office for each of our officers is until the first meeting of the Board of Directors following the Annual Meeting of Stockholders and until a successor is chosen and qualified.

     Mr. Valpey has been Chairman of the Company since 1982 and was President and Chief Executive Officer of the Company from April 28, 1997 until September 29, 2002.

     Mr. Ferrantino was named President and Chief Executive Officer of the Company on September 30, 2002 and was elected to the Board of Directors of the Company on October 23, 2002. From January 2002 to September 2002, he was President of Micro Networks Division (manufacturer of high frequency and filter components and subsystems) of Integrated Circuit Systems, Inc. Mr. Ferrantino was President and Chief Executive Officer of Micro Networks Corporation (MNC) from December 1998 until January 2002 and was Chairman of the Board of MNC from April 2000 to January 2002. Mr. Ferrantino is the father of Michael J. Ferrantino, Jr.

     Mr. Kroll has been Vice President and Treasurer of the Company since 1982 and was named Chief Financial Officer in May 2002.

     Mr. Ferrantino, Jr. was named Vice President, Control Components Group of the Company on January 1, 2004. From January 13, 2003 to January 1, 2004, he was Vice President of Sales and Marketing of the Company. From prior to 2002 until January 2003, he was Vice President of Marketing and Business Development of Performax, Inc. (design, administrator and management of fully customized health and benefit plans for middle market self-insured employers). Mr. Ferrantino, Jr. is the son of Michael J. Ferrantino.

     Mr. Oliwa was named Vice President of Research and Development on May 16, 2005. From August 2003 to December 2004, he was Senior Product Development Manager of Micro Networks division of Integrated Circuit Systems, Inc. From prior to 2002 to August 2003, he was Vice President of Engineering of Micro Networks Corporation.

                             EXECUTIVE COMPENSATION

                       COMPENSATION DISCUSSION & ANALYSIS

Compensation Program Objectives

     The objectives of our executive compensation program are to:

     * Allow us to successfully attract, retain, and motivate executives who enable us to achieve high levels of customer satisfaction and operational excellence; and

     * Hold our executives accountable and offer rewards for successful business results and shareholder value creation.

     Except as otherwise noted, the description of the compensation program provided here applies to all of our named executive officers.

Oversight of Our Executive Compensation Program

     The Compensation Committee of the Board of Directors (the "Committee") assists the Board in discharging its responsibilities relating to compensation of the Chief Executive Officer and other executive officers and oversees and administers our executive compensation program. The Committee's responsibilities are detailed in its charter, which can be found at www.valpeyfisher.com (under the "Corporate Governance" caption). Additional information on the role and procedures of the Committee can be found in this proxy statement on page 8 under the heading "Corporate Governance-Compensation Committee."

     The Committee's process includes executive sessions where the Committee meets alone, without the presence of management.

Components of the Executive Compensation Program-Description of Elements and Evaluation Process

     In 2006, the executive compensation program in place for Mr. Valpey, our Chairman, was composed primarily of base salary. In addition, Mr. Valpey participated in our employee benefits plans and received certain perquisites, as described below. Mr. Valpey relinquished the role of Chief Executive Officer in 2002, when we selected Mr. Ferrantino to serve as our Chief Executive Officer. During the period since 2002 that Mr. Valpey has served as Chairman, the Committee's approach to Mr. Valpey's compensation has been to continue his base salary, which was last adjusted in 2002. Mr. Valpey does not receive stock option grants and has not participated since prior to 2002 in our management incentive plans.

     The remaining named executive officers, including Mr. Ferrantino, our Chief Executive Officer, have a compensation program that includes the following components:

     *    Base salary
     *    Annual incentives
     *    Long-term incentives in the form of options awards
     *    Employee benefits
     *    Perquisites

     The structure of each of these components, as reported in the 2006 Summary Compensation Table, is described below.

     Compensation Mix. We do not have policies that define specific percentage allocations for fixed and variable compensation, or cash and non-cash compensation. We do, however, intend to deliver a portion of total compensation in the form of performance-based cash incentives and in awards of stock options, to achieve our objective of holding executives accountable and offering rewards for successful business results and shareholder value creation.

     Base Salaries. Base salaries are used to compensate our executives for each of their positions and levels of responsibility. Each year, the CEO performs a review of management salaries for comparable positions in the electronics industry in our geographic area. Based on that review, the CEO recommends management salary adjustments to the Compensation Committee.

     In December, 2005 the named executive officers, other than Mr. Valpey, received base salary increases. Pre-December 2005 salary and current salaries are shown below:

      Named Executive Officer           Pre-12/1/05 Salary        Current Salary
      -----------------------           ------------------        --------------
      Michael J. Ferrantino                  $200,000                $250,000
      Michael J. Kroll                       $120,000                $135,000
      Michael J. Ferrantino, Jr.             $112,000                $135,000
      Walt Oliwa                             $120,000                $125,000

     The policy with respect to the salary of the Chief Executive Officer is that it is in the amount deemed reasonable and appropriate as determined by the Compensation Committee with input from the Chairman. The Compensation Committee determined that the increased base salary for Mr. Ferrantino was within the range of competitive compensation practice and was appropriate given the Committee's subjective evaluation of Mr. Ferrantino's leadership and contribution to our performance. The Committee in turn recommended such amount to the full Board for its approval, including the approval of at least a majority of the independent directors.

     The policy with respect to the salaries of the named executive officers other than the Chairman and CEO is that they should be in amounts recommended by the CEO, and the current salaries of such executive officers are each in the amounts so recommended. The considerations entering into the determination by the CEO of the salary for each named executive which he recommended to the Committee in December 2005 were his subjective evaluation of the ability and past performance of each executive and his judgment of such executive's potential for enhancing our profitability as well as his review of peer compensation practices. The CEO advised the Committee that, in his subjective judgment based on his experience and knowledge of the marketplace, the salary of each executive officer was reasonable and proper in light of the duties and responsibilities of such executive.

     Annual Cash Incentives. Based upon the recommendations of the Compensation Committee, the Board approved our 2006 Key Employee Bonus Plan (the "2006 Plan"). The 2006 bonus pool was based on achieving the 2006 budgeted pre-tax operating result amount before incentive bonus, other income/expense, extraordinary income/expense, and the effects of SFAS 123R ("Budgeted Amount"). The bonus pool equals $50,000 upon achieving the Budgeted Amount. The Committee and Board believe this target was reasonably likely to be achieved. The bonus pool increased by: 35% of the next $200,000 increase over the Budgeted Amount, and 40% of the next $600,000 increase over the Budgeted Amount. For operating performance in excess of $800,000 of the Budgeted Amount, the Board of Directors determines the bonus pool. The Board of Directors determined the 2006 bonus pool to be $372,000, based upon 2006 pre-tax operating results of $1,060,800, which exceeded the Budgeted Amount by $932,600.

     The 2006 Plan provides the Compensation Committee will recommend the bonus payout amount for the CEO to the Board of Directors for its approval and the CEO will recommend to the Committee, who in turn will consider and recommend to the full Board, the payout amount for the remaining participants, including the other NEO's. The 2006 Plan provides that the bonus award will range from 0% to 100% of a participant's salary. The Compensation Committee reviewed and approved and recommended to the Board for its approval the CEO's recommendation to award Mr. Kroll a bonus of $40,188, 30% of his 2006 base salary, Mr. Ferrantino, Jr. $64,710, 48% of his base salary and Mr. Oliwa $36,500, 29% of his base salary. In addition, the Compensation Committee recommended to the Board of Directors a 2006 bonus of $125,000 for Mr. Ferrantino, 50% of his 2006 base salary. The final determination of the Board to approve such incentive awards included the approval of all the independent directors.

     Long-term Incentive Awards. The purpose of long term equity awards in the form of grants of stock options under our stock option plans is to retain the services of the named executive officers and our key employees, and encourage them to improve our operating results and to become shareholders of the Company, all of which is intended to result in increased shareholder value.

     The Compensation Committee determines in its discretion the number of options to recommend to the Board to award to Mr. Ferrantino. Mr. Ferrantino recommends awards for the other named executive officers, subject to Committee review and Board approval. Factors that influence the Committee's decisions include: our performance in the prior year, the performance of individual executives, the size of previous equity awards, and the total compensation relative to competitive norms.

     After consideration of restricted stock and stock options awarded prior to 2006 to the NEO's, the base salary increases approved in December 2005 and the non-equity incentive payments for 2005 and 2006, no stock options were recommended or approved for award to the NEO's in or for 2006.

     Employee Benefits, Perquisites and Other Personal Benefits. As a general rule, we do not provide special benefits to senior executives and the named executive officers participate in the same plans - including term life insurance, health and disability insurance - available to all salaried employees. We do, however, pay the premiums on an additional life insurance policy for the benefit of Mr. Ferrantino as negotiated as part of his employment arrangement. See footnote 4 to the Summary Compensation Table.

     We offer one retirement plan, a qualified profit sharing 401(k) plan to all employees, including the named executive officers. We do not sponsor a supplemental executive retirement plan.

     We have provided certain perquisites to the named executive officers, as summarized in footnotes 4-8 to the "Summary Compensation Table" on page 18.

     Employment Agreements

     Change in Control, Severance Agreements. We have an agreement with Mr. Ferrantino which provides that (i) in the event of the sale of the Company prior to September 30, 2008, we will pay him severance equal to two years' base salary if he is not employed as President and Chief Executive Officer of the new entity and (ii) in the event of the sale of the Company, the vesting of options and restricted stock awarded to him in 2002 will be accelerated. We have an agreement with Mr. Kroll which provides that in the event of the sale of the Company prior to September 30, 2008, we will pay him severance equal to two years' base salary if he is not employed by the new control entity as Chief Financial Officer.

     Retention Agreements. We have agreements with each of Messrs. Ferrantino, Jr. and Oliwa that provide for retention payments equal to one year's current base salary upon a change in control of the Company prior to September 30, 2008, provided each continues his employment with us through such change in control.

     We believe these change in control, severance and retention arrangements help to retain executive talent. Further, in the event of a change in control, the agreements for change in control preserve the neutrality of the executives throughout the transaction, enhance the value of the entity to the buyer by keeping the executive team in place, and help focus our executives on the business and shareholder interests, rather than on their individual positions and financial security.

     Material Tax and Accounting Implications

         Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the CEO and other named executive officers. Because of the range of compensation paid to its executive officers, the Committee has not established any policy regarding annual compensation to such executive officers in excess of $1,000,000.

     Compensation Committee Report

     The Compensation Committee of the Board of Directors hereby reports as follows:

     1. The Compensation Committee has reviewed, and discussed with Management, the Company's Compensation Discussion & Analysis ("CD&A") appearing on pages 13-17 of this proxy statement.

     2. Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission.

Date:     March 29, 2007
                                               The Compensation Committee:
                                               Mario Alosco
                                               Eli Fleisher
                                               Lawrence Holsborg

Summary of Executive Compensation

     The Summary Compensation Table below sets forth compensation information for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers during 2006.

                           Summary Compensation Table

                                                                            Non-Equity
                                                                             Incentive
                                                  Stock         Option         Plan          All Other
    Name and Principal                  Salary      Awards      Awards     Compensation    Compensation     Total
         Position             Year       ($)       ($) (2)      ($) (3)       ($) (1)           ($)          ($)
         --------             ----       ---       -------      -------       -------           ---          ---
Michael J. Ferrantino,
President and Chief
Executive Officer               2006  $250,000    $ 58,500    $  71,600    $    125,000     $54,281(4)   $   559,381

Michael J. Kroll, Vice
President, Treasurer and
Chief Financial Officer         2006  $135,000        -       $  15,230    $     40,188   $   6,961(5)   $   197,379

Michael J. Ferrantino, Jr.,
Vice President, Control
Components Group                2006  $135,000        -       $  17,640    $     64,710   $   7,381(6)   $   224,731

Walt Oliwa, Vice
President of Research and
Development                     2006  $125,000        -       $   9,550    $     36,500   $   4,840(7)   $   175,890

Ted Valpey, Jr., Chairman       2006  $ 80,000        -       $       0    $          0   $  63,253(8)   $   143,253

-------------------
(1) Amounts represent payments made in the first quarter of 2007 for the year ended December 31, 2006 under the Company's Key Employee Bonus Plan for 2006.
(2) Amounts reflect the compensation cost of restricted stock issued in 2002 and expensed by the Company in the year ended December 31, 2006, based on the market price on the grant date.
(3) Amounts reflect the share-based compensation expense recognized by the Company in the year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards No. 123R. Assumptions used in the calculation of these amounts are included in footnote 9 to the Notes to Consolidated Financial Statements contained in the Company's Form 10-K for the year ended December 31, 2006.
(4) Includes a matching contribution of $6,600 and a $2,200 profit sharing contribution made in the first quarter of 2007 for the year ended December 31, 2006 under the Company's Profit Sharing 401(k) Plan and $45,481 in life insurance premiums.
(5) Includes a matching contribution of $5,221 and a $1,740 profit sharing contribution made in the first quarter of 2007 for the year ended December 31, 2006 under the Company's Profit Sharing 401(k) Plan.

(6) Includes a matching contribution of $5,490 and a $1,891 profit sharing contribution made in the first quarter of 2007 for the year ended December 31, 2006 under the Company's Profit Sharing 401(k) Plan.
(7) Includes a matching contribution of $4,211 and a $629 profit sharing contribution made in the first quarter of 2007 for the year ended December 31, 2006 under the Company's Profit Sharing 401(k) Plan.
(8) Includes a matching contribution of $2,440 and a $813 profit sharing contribution made in the first quarter of 2007 for the year ended December 31, 2006 under the Company's Profit Sharing 401(k) Plan and $60,000 for office, secretarial and other business expenses.

                           Grants of Plan-Based Awards

         Awards pursuant to the 2006 Key Employee Bonus Plan are reported in the Summary Compensation Table above. There were no option grants in 2006 to the named executive officers.

                  Outstanding Equity Awards at Fiscal Year-End

                                              Option Awards                                    Stock Awards
                              Number of        Number of
                              Securities      Securities
                              Underlying      Underlying                                     Number of      Market Value of
                             Unexercised      Unexercised       Option                    Shares or Units   Shares or Units
                               Options          Options        Exercise       Option       of Stock That     of Stock That
                                 (#)              (#)            Price      Expiration    Have Not Vested   Have Not Vested
           Name              Exercisable     Unexercisable        ($)          Date             (#)               ($)
           ----              -----------     -------------        ---          ----             ---               ---
Michael J. Ferrantino            166,154            33,846    $   3.25       9/29/12          20,000        $    70,400
Michael J. Kroll                  15,000                      $  11.04      10/18/10               -                  -
                                  15,000            10,000    $   2.62       6/26/13               -                  -
                                   4,000            16,000    $   2.96        5/4/15               -                  -
Michael J. Ferrantino, Jr.         4,000                      $   2.70       1/12/13               -                  -
                                   2,000             4,000    $   2.62       6/26/13               -                  -
                                   4,000             6,000    $   3.10       7/28/14               -                  -
                                   4,000            16,000    $   2.96        5/4/15               -                  -
Walt Oliwa                         5,000            20,000    $   3.11       5/15/15               -                  -
Ted Valpey, Jr.                        0                 0           -             -               -                  -

                        Option Exercises and Stock Vested

     The following table shows stock options exercised and restricted stock that vested by NEO's in 2006 and the value realized upon exercise.

                                    Option Awards                    Stock Awards
                           ----------------------------------------------------------------
                                                             Number of
                           Number of Shares                    Shares
                             Acquired on   Value Realized    Acquired on  Value Realized on
                               Exercise       on Exercise      Vesting         Vesting
           Name                  (#)             ($)             (#)             ($)
-------------------------------------------------------------------------------------------
Michael J. Ferrantino                    -               -         20,000          $69,000
Michael J. Kroll                         -               -              -                -
Michael J. Ferrantino, Jr.          10,000         $11,820              -                -
Walt Oliwa                               -               -              -                -
Ted Valpey, Jr.                          -               -              -                -

------------------
(1) The "value realized on exercise" represents the difference between the closing stock price on the exercise date and the exercise price multiplied by the number of shares exercised.
(2) The "value realized on vesting" represents the number of vesting shares multiplied by the closing stock price on the vesting date.

            Potential Payments Upon Termination or Change in Control

     The Company has an agreement with Mr. Ferrantino which provides that (i) in the event of the sale of the Company prior to September 30, 2008, the Company will pay him a one-time severance equal to two years' base salary, an aggregate of $500,000, if he is not employed as President and Chief Executive Officer of the new entity and (ii) in the event of the sale of the Company, the vesting of options and restricted stock awarded to him in 2002 will be accelerated. Assuming a termination date of December 31, 2006, vesting of options to purchase 33,846 shares of Company Common Stock and vesting of 20,000 shares of restricted stock would have been accelerated. The intrinsic value as of December 31, 2006 of such accelerated vesting is $79,538, calculated as to the options based upon the excess amount of the closing price of the Company's Common Stock on the American Stock Exchange on December 29, 2006 ($3.52) over the exercise price ($3.25) and as to the restricted stock calculated based upon the closing price of the Company's Common Stock on December 29, 2006 ($3.52).

     The Company has an agreement with Mr. Kroll which provides that in the event of the sale of the Company prior to September 30, 2008, the Company will pay him a one-time severance equal to two years' base salary, an aggregate of $270,000, if he is not employed by the control entity as Chief Financial Officer.

     The Company has a retention agreement with each of Messrs. Ferrantino, Jr. and Oliwa providing for a one-time retention payment equal to one year's base salary, $135,000 and $125,000 respectively, upon a change of control of the Company prior to September 30, 2008, provided such employee continues employment with the Company through such change in control.


                                2. OTHER MATTERS

Audit and Related Matters

     The Board of Directors has selected Grant Thornton LLP, independent certified public accountants, as auditors of the Company for 2007.

     The consolidated financial statements of the Company and its subsidiaries included in the Annual Report to Stockholders for the fiscal year ended December 31, 2006 were examined by Grant Thornton LLP. Representatives of Grant Thornton LLP are expected to attend the meeting with the opportunity to make a statement if they desire. It is expected that such representatives will be available to respond to appropriate questions from stockholders.

Additional Information

     The cost of solicitation of Proxies will be borne by the Company. If necessary to ensure satisfactory representation at this meeting, Proxies may be solicited to a limited extent by telephone or personal interview by officers and employees of the Company. Such solicitation will be without cost to the Company, except for actual out-of-pocket communication charges. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses therefor will be reimbursed by the Company.

Stockholders' Proposals

     From time to time shareholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Shareholders who intend to present proposals at the 2008 Annual Meeting, and who wish to have such proposals included in the Company's Proxy Statement for the 2008 Annual Meeting, must be certain that such proposals are received by the Company's Secretary at the Company's executive offices, 75 South

Street, Hopkinton, Massachusetts 01748, not later than December 3, 2007. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. Shareholders who intend to present a proposal at the 2008 Annual Meeting but who do not wish to have such proposal included in the Company's Proxy Statement for such meeting must be certain that notice of such proposal is received by the Company's Secretary at the Company's executive offices not later than February 16, 2008.



                                By Order of the Board of Directors


                                John J. McArdle III
                                Secretary
                                March 30, 2007


     Upon the written request of any stockholder of the Company, the Company will provide to such stockholder a copy of the Company's Annual Report on Form 10-K for 2006, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any such request should be directed to Secretary, Valpey-Fisher Corporation, 75 South Street, Hopkinton, Massachusetts 01748. There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company's reasonable expenses of furnishing such exhibits may be charged.

     All stockholders are urged to fill in, sign and mail the enclosed Proxy promptly whether or not you expect to attend the meeting. If you are mailing your Proxy, kindly do so sufficiently in advance of the meeting date so that it will be received in time to be counted at the meeting.

Proxy - Valpey-Fisher Corporation


Proxy Solicited by the Board of Directors for Annual Meeting on May 10, 2007


The undersigned hereby constitutes and appoints MICHAEL J. FERRANTINO and MICHAEL J. KROLL, either one of whom is authorized to act singly, attorneys and proxies with full power of substitution according to the number of shares of Common Stock of Valpey-Fisher Corporation (the "Company") which the undersigned may be entitled to vote and with all powers which the undersigned would possess if personally present at the Annual Meeting of its stockholders to be held on May 10, 2007, at the offices of the Company, 75 South Street, Hopkinton, Massachusetts 01748, and at any adjournment thereof, on matters properly coming before the Meeting. Without otherwise limiting the general authorization hereby given, said attorneys and proxies are instructed to vote as follows on the proposal set forth on the reverse side and described in the Proxy Statement dated April 4, 2007.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated April 4, 2007.

UNLESS OTHERWISE SPECIFIED IN THE SPACE PROVIDED, THE UNDERSIGNED'S VOTE IS TO BE CAST "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY STATEMENT DATED APRIL 4, 2007.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Annual Meeting Proxy Card


A       Election of Directors

A vote "FOR" Item 1 is recommended by the Board of Directors.

1.      The election of seven directors.
        Nominees:

                                        For     Withhold                                        For     Withhold

        01 - Mario Alosco               |_|     |_|             05 - Lawrence Holsborg          |_|     |_|


        02 - Richard W. Anderson        |_|     |_|             06 - John J. McArdle III        |_|     |_|


        03 - Michael J. Ferrantino      |_|     |_|             07 - Ted Valpey, Jr.            |_|     |_|


        04 - Eli Fleisher               |_|     |_|


                                                        |_|     Mark this box
                                                                with an X if you
                                                                have made
                                                                comments below.

                                                                ----------------
                                                                ----------------
                                                                ----------------


B       Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. Please be sure to sign and date this Proxy.

IMPORTANT: In signing this Proxy, please sign your name or names in the boxes below in the exact form appearing on this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such, EACH JOINT TENANT MUST SIGN.

Signature 1 - Please keep signature within the box      Signature 2 - Please keep signature within the box      Date (mm/dd/yyyy)
--------------------------------------------------      --------------------------------------------------      -----------------



--------------------------------------------------      --------------------------------------------------      -----------------